EXHIBIT 4.10


NEITHER THE SECURITY EVIDENCED BY THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE LAW, AND NO INTEREST HEREIN OR THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS
(A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES,
(B) THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF SAID SECURITIES (REASONABLY CONCURRED WITH BY LEGAL COUNSEL FOR THE COMPANY) STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

No. ____
ISSUED: ______________, 1999
VOID AFTER: ___________, 2004

                          LEISUREPLANET HOLDINGS, LTD.

         THIS IS TO CERTIFY that, subject to the terms and conditions hereof, InfoSpace.com, Inc. (the "Holder") or assigns is entitled, at any time on or after the date hereof but not later than 5:00 p.m., Seattle time, on June 30, 2004 (the "Exercise Period"), subject to the provisions hereof, to purchase in whole or from time to time in part up to 720,000 fully paid and nonassessable shares of Common Stock, $.01 par value per share, of LeisurePlanet Holdings, Ltd., a Bermuda corporation (the "Company"), at a price of $.01 per share (the "Exercise Price") (such number of shares subject to this Warrant and such Exercise Price being subject to adjustment as provided herein). As used herein, the term "Warrant Stock" shall mean the Company's Common Stock. This Warrant is being issued pursuant to an Internet Promotion Agreement dated as of June 30, 1999 between the Holder, LPI, Ltd. ("LeisurePlanet") and the Company (the "Promotion Agreement"). All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Promotion Agreement.

1. EXERCISE

     1.1 WARRANT STOCK ELIGIBLE TO BE PURCHASED

          1.1.1 VESTING OF WARRANTS

         Subject to the provisions of Section 1.1.2, the rights to purchase Warrant Stock shall vest according to the following schedule:

                                                 NUMBER OF SHARES OF WARRANT
                                               STOCK ELIGIBLE TO BE PURCHASED
           VESTING DATE                           (THE "ELIGIBLE SHARES")
-------------------------------------  -------------------------------------
----------------------------------------------------------------------------
      September 30, 1999                                120,000
----------------------------------------------------------------------------
      December 31, 1999                                 120,000
----------------------------------------------------------------------------
      March 31, 2000                                    120,000
----------------------------------------------------------------------------
      June 30, 2000                                     120,000
----------------------------------------------------------------------------
      September 30, 2000                                120,000
----------------------------------------------------------------------------
      December 31, 2000                                 120,000
----------------------------------------------------------------------------

               1.1.2    CONDITION TO VESTING

         During the three-month preceding a Vesting Date, if Holder shall be in material breach as to the integration of the material elements of Items 1-8 listed in Section 4.1(b) of the Promotion Agreement or with respect to the placement of the Promotional Placements related to Items 1-8 as described in Exhibit B of the Promotion Agreement, LeisurePlanet shall give InfoSpace written notice specifying the nature of such breach. If the breach is not reasonably cured by InfoSpace within fifteen (15) days after receipt by InfoSpace of such notice, then the Eligible Shares that would otherwise vest on such Vesting Date shall not vest as of such date and shall not be eligible to be purchased pursuant to this Warrant. Holder shall not be held accountable for its inability to maintain integration where such integration is dependent upon LeisurePlanet's technology or technical support and in such case this Warrant shall vest in full in accordance with its terms.

               1.1.3 TERMINATION OF VESTING; ACCELERATED VESTING

         In the event that the Promotion Agreement is terminated for any reason other than as a result of a material breach by the Company, then all future vesting shall terminate as of the date of such termination, and any shares of Warrant Stock that are unvested on such date shall not be eligible to be purchased pursuant to this Warrant. In the event that InfoSpace.com terminates the Promotion Agreement due to a material breach by the Company that is not cured as provided in Section 6.2 of the Promotion Agreement, then this Warrant shall vest in full upon such termination and all shares of Warrant Stock shall become Eligible Shares.

         1.2 PROCEDURE FOR EXERCISE

         Subject to the foregoing, this Warrant may be exercised by the Holder, as to those shares of Warrant Stock for which this Warrant is then exercisable as determined in accordance with Section 1.1, at any time during the Exercise Period in whole or part by delivering to the Company, at the address of the Company set forth in Section 17, (a) the form of Exercise Notice attached hereto duly completed and executed by the Holder, (b) this Warrant certificate, and (c) cash or a bank cashier's check payable to the Company in the amount of the Exercise Price multiplied by the number of shares for which this Warrant is being exercised (the "Purchase Price"). The Holder will be deemed to be the holder of record of the shares of Common Stock as to which the Warrant was exercised in accordance with this Warrant, effective at the close of business, Seattle time, on the date such exercise is completed and all documents specified above are delivered to the Company.

         1.3 NET EXERCISE

         Notwithstanding the payment provisions set forth above, the Holder may elect to exercise this Warrant by converting this Warrant into shares of Warrant Stock as provided in this Section 1.3, such election to be effected by surrender of this Warrant at the principal office of the Company, together with the Notice of Exercise indicating such election, in which case the Company shall issue to the Holder the number of shares of Warrant Stock determined as follows:

                                            X = Y (A-B)
                                                -------
                                                     A

Where:              X =    the number of shares of Warrant Stock to be issued
                    Y =    the number of shares of Warrant Stock as to which the
                           Warrant is being exercised
                    A =    the Fair Market Value (as defined below) of one (1)
                           share of Warrant Stock B = the Exercise Price

         For purposes of this Section 1.3, the Fair Market Value of a share of Warrant Stock shall mean:

               1.3.1 The average of the closing bid and asked prices of the Warrant Stock quoted in the Over-the-Counter Market Summary or the closing price quoted on the Nasdaq National Market or any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the ten trading days prior to the date of determination of fair market value;

               1.3.2 If the Warrant Stock is not traded Over-the-Counter or on the Nasdaq National Market or an exchange, fair market value of the Warrant Stock per share shall be the price per share which the Company could obtain from a willing buyer for shares sold by the Company from authorized but unissued shares of Warrant Stock as such price shall be agreed by the parties hereto, or if agreement cannot be reached within five (5) business days of delivery of the notice pursuant to Section 1(b) hereof, as shall be determined by a panel of appraisers. One appraiser shall be selected by the Holder, one appraiser shall be chosen by the Company and the third appraiser shall be chosen by the first two appraisers. If the appraisers cannot reach agreement as to the fair market value on the foregoing basis on or before the thirtieth (30th) day following the Holder's notice of election pursuant to this Section 1.3, then each appraiser shall deliver its appraisal and the appraisal which is neither the highest nor the lowest shall be the fair market value of a share of Warrant Stock. In the event that the Company fails to choose an appraiser or the three appraisers fail to deliver an appraisal on or before the thirtieth (30th) day after such notice, the appraisal of the appraiser selected by the Holder shall control and shall be fair market value for the purposes of this Warrant. The cost of the appraiser selected by each party shall be borne by that party and the cost of the third appraiser shall be borne one-half (1/2) by each party. In the event that the Company does not select an appraiser or three appraisals are not received on or before the thirtieth (30th) day after such notice of election, the Company shall pay one-half (1/2) the cost of the Holder's appraiser. Appraisers selected under this Section 1.3.2 must be unaffiliated with the Holder and the Company and must have reasonable professional qualifications for the appraisal.

               1.3.3 In the event this Warrant is exercised in connection with a public offering of Common Stock, the Fair Market Value per share shall be deemed to be equal to the per share offering price to the public of the public offering. In such event, at the election of the Holder, this Warrant may be exercised contingent upon and effective as of the closing of such public offering and, at the election of the Holder, the exercise of this Warrant may be further conditioned upon the sale in conjunction with such public offering of all or a portion of the shares of Warrant Stock.

               1.3.4 In conjunction with a Reorganization (as defined in Section
4), then the Fair Market Value per share shall be the value received by the holders of Warrant Stock pursuant to such transaction for each share of Warrant Stock, and such purchase shall be effective upon the closing of such transaction, subject to the due, proper and prior surrender of this Warrant.

2.   DELIVERY OF STOCK CERTIFICATE

     Within twenty days after the exercise of this Warrant (in full or in part) and payment of the Purchase Price then due, the Company at its expense shall issue in the name of and deliver to the Holder (a) a certificate or certificates for the number of fully paid and nonassessable shares of Warrant Stock to which the Holder shall be entitled upon such exercise and (b) if applicable, a new Warrant of like tenor to purchase up to that number of shares of Warrant Stock, if any, as to which this Warrant shall not have been previously exercised by the Holder or repurchased by the Company.

3. COVENANTS AS TO WARRANT STOCK

     The Company covenants and agrees that the Company will at all times have authorized and reserved a sufficient number of shares of Warrant Stock to provide for the exercise of the rights represented by this Warrant. The Company further covenants that all shares of Warrant Stock which may be issued upon the exercise of the rights represented by this Warrant, will, upon issuance, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges solely with respect to the issuance thereof. The Company further covenants and agrees that the Company will from time to time take all such action as may be requisite to assure that the stated or par value per share of Warrant Stock is at all times equal to or less than the then effective Exercise Price per share of Warrant Stock issuable upon exercise of this Warrant. If and so long as the Common Stock issuable upon the exercise of the rights represented by this Warrant is listed on any national securities exchange or quotation system, the Company will, if permitted by the rules of such exchange or quotation system, use its best efforts to list and keep listed on such exchange or quotation system, upon official notice of issuance, all shares of such capital stock.

4.   TERMINATION UPON REORGANIZATION

     Simultaneous with the closing of a merger, consolidation, acquisition of all or substantially all of the assets or stock, of the Company by another entity (the "Surviving Entity") as a result of which the stockholders of the Company will own less than 50% of the voting capital stock of the surviving entity or the entity that controls such surviving entity immediately after the transaction or, in the case of a sale of assets, the Company will own after the transaction less than 50% of the assets owned by the Company prior to the transaction (collectively, a "Reorganization") prior to the expiration of the Exercise Period, as a result of which the stockholders of the Company receive cash, stock or other property in respect of their shares of Warrant Stock, this Warrant shall be canceled and all rights granted hereunder shall terminate; provided, however, that (a) the Company shall have delivered to the Holder notice of the Reorganization no less than thirty (30) business days before the date scheduled for closing of the Reorganization, and (b) at the closing of such Reorganization this Warrant will be exchanged for a warrant to purchase such kind and number of shares of capital stock or other securities or property of the Company or the Surviving Entity to which the Holder would have been entitled if it had held the Warrant Stock issuable upon the exercise hereof immediately prior to such Reorganization, which warrant shall have the same terms and conditions hereof.

5.   ADJUSTMENTS FOR CERTAIN ISSUANCES

     5.1 STOCK SPLITS AND REVERSE STOCK SPLITS

     If the Company shall issue any shares of Warrant Stock as a stock dividend or subdivide the number of outstanding shares of Warrant Stock into a greater number of shares, then, in either such case, the Exercise Price in effect before such dividend or subdivision shall be proportionately reduced and the number of shares of Warrant Stock at that time purchasable pursuant to this Warrant shall be proportionately increased; and, conversely, if the Company shall reduce the number of outstanding shares of Warrant Stock by combining such shares into a smaller number of shares, then the Exercise Price in effect before such combination shall be proportionately increased and the number of shares of Warrant Stock at that time purchasable pursuant to this Warrant shall be proportionately decreased. Upon each adjustment in the Exercise Price pursuant to this Section 5, the number of shares of Warrant Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying such number of shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter. The Holder shall be entitled to the same notice and information regarding such dividend or subdivision as is furnished to holders of Warrant Stock, which notice shall be sent to the Holder no later than the date such notice is sent to all holders of Warrant Stock.

5.2  OTHER DIVIDENDS AND DISTRIBUTIONS

     In case the Company shall take a record of the holders of its Warrant Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution other than as described in Section 5.1, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, then the Company will mail or cause to be mailed to the Holder a notice specifying the date on which a record is to be taken for the purpose of such dividend, distribution or right (the "Record Date"), and stating the amount and character of such dividend, distribution or right. Such notice shall be mailed at least 15 days prior to the Record Date therein specified.


6.   FRACTIONAL SHARES

     No fractional shares shall be issued upon the exercise of this Warrant. In lieu of fractional shares, the Company shall pay the Holder a sum in cash equal to the fair market value of the fractional shares (as determined under paragraph
1.3 above) on the date of exercise.

7.   RESTRICTIONS ON TRANSFER

     Neither this Warrant nor any securities purchased upon exercise of this Warrant may be transferred unless (a) such transfer is registered under the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities or blue sky laws, (b) the Company has received a legal opinion reasonably satisfactory to the Company to the effect that the transfer is exempt from the prospectus delivery and registration requirements of the Securities Act and any applicable state securities or blue sky laws; provided, however, that no such opinion of counsel shall be necessary for a transfer of Warrant Stock pursuant to Rule 144(k) promulgated under the Securities Act or any successor rule thereto Rule 144(k), or (c) the Company otherwise satisfies itself that such transfer is exempt from registration.

8.   LEGEND

     A legend setting forth or referring to the above restrictions shall be placed on this Warrant, any replacement hereof and any certificate representing a security issued pursuant to the exercise hereof, and a stop transfer restriction or order shall be placed on the books of the Company and with any transfer agent until such securities may be legally sold or otherwise transferred; provided, however, that such legend shall not be required and a stop transfer restriction order shall not be placed if (i) in the opinion of counsel to the Holder (reasonably concurred with by counsel to the Company) registration of any future transfer is not required by the applicable provisions of the Securities Act, (ii) the Company shall have waived the requirements of such legends or (iii) the transfer of Warrant Stock shall be made in compliance with the requirements of Rule 144(k).

9.   HOLDER ITS OWNER

     The Company may deem and treat the Holder of this Warrant as the absolute owner hereof for all purposes regardless of any notice to the contrary.

10.  WARRANTHOLDER RIGHTS

     10.1 RIGHTS IN CONNECTION WITH WARRANT STOCK

     Upon exercise of all or part of this Warrant, the holder of the Warrant Stock shall be entitled to rights with respect to such shares of Warrant Stock as set forth on Exhibit A attached hereto (the "Rights Agreement").

     10.2 NO STOCKHOLDER RIGHTS

     Other than as set forth in Section 10.1 above, this Warrant shall not entitle the Holder to any voting rights or any other rights as a stockholder of the Company or to. Any other rights whatsoever except the rights stated herein; and except as otherwise provided herein, no dividend or interest shall be payable or shall accrue in respect of this Warrant or the Warrant Stock purchasable hereunder unless, until and to the extent that this Warrant shall be exercised.


11.  CONSTRUCTION

     The validity and interpretation of the terms and provisions of this Warrant shall be governed by the laws of the State of Washington. The descriptive headings of the several sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions thereof.

12.  EXPIRATION

     This Warrant shall be void and all rights represented thereby shall cease unless exercised during the Exercise Period, as such period may be adjusted pursuant to Section 4 hereof. All restrictions set forth herein on the shares of capital stock issued upon exercise of any rights hereunder shall survive such exercise and expiration of the rights granted hereunder.

13.  EXCHANGE OF WARRANT

     This Warrant is exchangeable upon the surrender hereof by the Holder at the office of the Company for new Warrants of like tenor representing in the aggregate the rights to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by the Holder at the time of such surrender.

14.  LOST WARRANT CERTIFICATE

     If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, upon request in writing from the Holder and subject to compliance by Holder with the following sentence, issue a new Warrant of like denomination, tenor and date as this Warrant, subject to the Company's right to require the Holder to give the Company a bond or other satisfactory security sufficient to indemnify the Company against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft, mutilation or destruction of this Warrant or the issuance of such new Warrant. The Holder shall reimburse the Company for any and all expenses and costs incurred by the Company in connection with issuing a new Warrant under this Section

15.  WAIVERS AND AMENDMENTS

     This Warrant or any provision hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.


16.      SUCCESSORS AND ASSIGNS.

         This Warrant shall be binding upon the Company and inure to the benefit of InfoSpace.com and its successors and assigns.

17.      NOTICES.

         All notices or other communications required or permitted hereunder shall be in writing and shall be delivered by personal delivery, reputable overnight courier service, telecopier or mailed by United States mail, first-class postage prepaid, or by registered or certified mail with return receipt requested, addressed as follows:

         If to the Holder:

         InfoSpace.com, Inc.
         15375 N.E. 90th Street
         Redmond, WA 98052
         Fax: (425) 883-4846

         Attention: General Counsel


         If to the Company:


         LeisurePlanet Holdings, Ltd.

         ----------------------------

         ----------------------------

         ----------------------------


     Each of the foregoing parties shall be entitled to specify a different address by giving five days' advance written notice as aforesaid to the other parties. All such notices and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the third business day following the date of such mailing.

18.  INVESTMENT INTENT

     By accepting this Warrant, the Holder represents that it is acquiring this Warrant for investment and not with a view to, or for sale in connection with, any distribution thereof.

         IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

                                                 LEISUREPLANET HOLDINGS, LTD.



                                                 By:
                                                    ---------------------------
                                                 Its:
                                                     --------------------------

ACCEPTED AND AGREED:

InfoSpace.com, Inc.


-----------------------------
By:
   --------------------------

Its:
    -------------------------


Date:
     ------------------------

                               NOTICE OF EXERCISE

TO LEISUREPLANET HOLDINGS, LTD.

                  1. The undersigned hereby elects to purchase __________ shares of Common Stock of LeisurePlanet Holdings, Ltd. pursuant to the terms of the attached Warrant.

                  2. Method of Exercise (Please initial the applicable blank):

                  ___ The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

                  ___ The undersigned elects to exercise the attached Warrant by means of the net exercise provisions of
                           Section 1.3 of the Warrant.

                  3. Please issue a certificate or certificates representing said shares of Warrant Stock in the name of the undersigned or in such other name as is specified below:

                                    ------------------------------------------
                                     (Name)

                                    ------------------------------------------

                                    ------------------------------------------
                                    (Address)


                  4. The undersigned hereby agrees with and represents to the Company that said shares of common stock are acquired for investment and not with a view to, or for sale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended, and agrees that the exercise of the Warrant and the issuance and transfer of the common stock to be purchased are subject to Section 7 of the Warrant.

         Dated: ____________________


                                                      -------------------------
                                                      Holder

                                                      By:
                                                         ----------------------

                                                      Its:
                                                          ---------------------

                                    EXHIBIT A

                               REGISTRATION RIGHTS

SECTION 1.        REGISTRATION RIGHTS

1.1      CERTAIN DEFINITIONS

         As used in this Exhibit, the following terms shall have the following respective meanings:

                  "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "HOLDER" shall mean the Holder and any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 1.13 hereof.

                  "INITIAL PUBLIC OFFERING" shall mean the first public offering of Common Stock by the Company to the public pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act.

                  The terms "REGISTER", "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                  "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 1.2 and 1.3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

                  "REGISTRABLE SECURITIES" means the Warrant Stock or other securities issued or issuable with respect to the Warrant Stock upon any stock split, stock dividend, recapitalization or similar event, or any Common Stock otherwise issued or issuable with respect to the Warrant Stock; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale or (C) the registration rights associated with such securities have not been terminated pursuant to this Agreement.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of counsel for the Holders (as limited by Section 1.4).

                  "WARRANT" shall mean the Warrant to purchase the Common Stock of the Company to which this Exhibit is attached.

                  "WARRANT STOCK" shall mean the Common Stock issued or issuable upon exercise of the Warrant.

     1.2 COMPANY REGISTRATION

     (a) NOTICE OF REGISTRATION. If at any time prior to June 30, 2004 the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (x) a registration relating solely to employee benefit plans or (y) a registration relating solely to a Commission Rule 145 transaction, the Company will:

          (i)  promptly give to each Holder written notice thereof, and

          (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made within fifteen (15) days after receipt of such written notice from the Company by any Holder.


     (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holder as a part of the written notice given pursuant to Section 1.2(a)(i). In such event, the right of any Holder to registration pursuant to
Section 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting, to the extent requested, to the extent provided herein. The Holder shall (together with the Company and the other holders distributing their securities through such underwriting (the "Other Participating Holders")) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, on a pro rata basis based on the total number of securities (including, without limitation, Registrable Securities) requested to be registered pursuant to registration rights granted to the Holder and the Other Participating Holders by the Company. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to the Holder or the Other Participating Holders to the nearest one hundred (100) shares. If the Holder or any Other Participating Holder disapproves of the terms of any such underwriting, it, he or she may elect to withdraw therefrom by written notice to the Company and the managing underwriter, delivered at least ten (10) business days prior to the effective date of the Registration Statement. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.


         (c) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 1.2 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.

         1.3      REGISTRATION ON FORM S-3

         (a) If any Holder of Registrable Securities requests that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of Registrable Securities, the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $1,000,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form. The Company will (i) promptly give written notice of the proposed registration to all other Holders and (ii) as soon as practicable use its best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within fifteen (15) days after receipt of such written notice from the Company. The substantive provisions of Section 1.2(b) shall be applicable to each registration initiated under this Section 1.2.

         (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 1.3: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, a registration statement (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; (iii) in any calendar year after the Company has effected two (2) such registrations pursuant to this Section 1.3 in such calendar year and each such registration has been declared or ordered effective and has remained effective for the period specified in Section 1.5(a) of this Agreement; and (iv) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company or its stockholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed one hundred twenty (120) days from the receipt of the request to file such registration by such Holder or Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

         1.4      EXPENSES OF REGISTRATION

         All Registration Expenses incurred in connection with any registration pursuant to Section 1.2 and up to one registration in any calendar year after the date hereof under Section 1.3, and, at the Holder's option (i) the reasonable cost of one special legal counsel to all holders of securities of the Company exercising registration rights in any such registration or (ii) the reasonable cost of one special legal counsel to the Holder in any such registration, shall be borne by the Company; provided, however, that the attorneys' fees related to such special legal counsel referred to in clause (ii) borne by the Company shall in no event exceed $25,000 in any calendar year. All Registration Expenses incurred in connection with any registration pursuant to
Section 1.3 of this Agreement above and beyond one registration in any calendar year after the date hereof, and the cost of any counsel for the Holder in any such registration, shall be borne by the Holder. If a registration proceeding is begun upon the request of the Holder pursuant to Section 1.3 (if the first request under Section 1.3 in any calendar year), but such request is subsequently withdrawn, then the Holder may either: (i) bear all Registration Expenses of such proceeding, in which case the Company shall be deemed not to have effected a registration pursuant to Section 1.3 of this Exhibit, or (ii) require the Company to bear all Registration Expenses of such proceeding, in which case the Company shall be deemed to have effected a registration pursuant to Section 1.3 of this Exhibit. The preceding sentence shall not apply if, at the time of such withdrawal, the Holder has learned of a material adverse change in the condition, business or prospects of the Company from that known to the holder at the time of their request. Unless otherwise stated, all other Selling Expenses relating to securities registered on behalf of the Holder shall be borne by the Holder.

         1.5      REGISTRATION PROCEDURES

         In the case of each registration, qualification or compliance effected by the Company pursuant to Sections 1.2 or 1.3 hereof, the Company will:

         (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective until the distribution described in the registration statement has been completed, but in no event longer than one year; and

         (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

         (c) Furnish to the Holders participating in such registration and to the underwriters, if any, of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

         (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

         (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

         (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or other trading market on which similar securities issued by the Company are then listed.

         (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

         (i) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities arc being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters and to the Holder requesting registration of Registrable Securities.

         1.6      INDEMNIFICATION

         (a) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all actual out-of-pocket expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in any litigation or in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation or any alleged violation by the Company of the Securities Act or the Exchange Act or any state securities law, or of any rule or regulation promulgated under any of the foregoing applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other actual out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 1.6(a) shall not apply to amounts paid in settlement of any such matter if the settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld; and provided further that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Holder, controlling person or underwriter specifically for use therein.

         (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all actual out-of-pocket expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein, in light of the circumstances in which they were made, or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal and any other actual out-of-pocket expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use therein; provided, however, that the indemnity agreement contained in this Section 1.6(b) shall not apply to amounts paid in settlement of any matter if the settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that the maximum liability of each selling Holder under this Section 1.6(b) shall be equal to the net proceeds to such selling Holder as a result of such registration and offering.

         (c) Each party entitled to indemnification under this Section 1.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses of such counsel to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1.6 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Parry, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (not to be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         (d) If the indemnification provided for in this Section 1.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid of payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, however, that, in no event shall any contribution by a Holder under this subsection 1.6(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

         (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         (f) The obligations of the Company and Holders under this Section 1.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

         1.7      INFORMATION BY HOLDER

         The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

         1.8      RULE 144 REPORTING

         With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Warrant Stock to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

         (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Exchange Act.

         (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act (at any time after it has become subject to such reporting requirements); and

         (c) So long as the Holder owns any Restricted Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

         1.9      TRANSFER OF REGISTRATION RIGHTS

         The rights to cause the Company to register securities granted to the Holder under Sections 1.2 and 1.3 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by the Holder (together with any affiliate); provided, however, that (a) such transfer may otherwise be effected in accordance with applicable securities laws, (b) notice of such assignment is given to the Company, (c) such transferee or assignee (i) is a wholly-owned subsidiary or constituent partner (including limited partners, retired partners, spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) of the Holder, or (ii) acquires from the Holder at least 10% of the Holder's Warrant Stock and (d) agrees to be bound by the terms and conditions of this Exhibit A.

         1.10     TERMINATION OF RIGHTS

         The rights of any particular Holder to cause the Company to register securities under Sections 1.2 and 1.3 shall terminate with respect to such Holder on the earlier of (a) the fifth anniversary of the effective date of the Company's Initial Public Offering and (b) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all such Holders securities during a three (3)-month period without registration.

                  FINANCIAL INFORMATION

         The Company hereby agrees to furnish to each Holder the following reports:

         (a) As soon as practicable after the end of each fiscal year and in any event within ninety (90) days thereafter, a copy of the Company's Form 10-K for such fiscal year; and

         (b) As soon as practicable after the end of each quarter, and in any event within 45 days thereafter, a copy of the Company's Form 10-Q for such quarter.